EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE June 10, 2008	For Further Information Contact: Michael L. Bowlin, Chairman (505) 266-5985 Rudy R. Miller, Chairman and CEO The Miller Group Investor Relations for the Company (602) 225-0504

BOWLIN TRAVEL CENTERS REPORTS RESULTS FOR
FIRST QUARTER OF FISCAL YEAR 2009

ALBUQUERQUE, NEW MEXICO, June 10, 2008 -- Bowlin Travel Centers, Inc. (OTCBB: BWTL) today reported results for the first quarter of fiscal year 2009.

For the three-month period ended April 30, 2008, the Company reported net sales from continuing operations of $6.579 million, a decrease of 1.5% compared to net sales from continuing operations of $6.677 million for the prior year first quarter period.  The Company experienced a net loss for the three-month period ended April 30, 2008, of $96,000 or $0.021 per basic and diluted share compared to net income of $8,000, or $0.002 per basic and diluted share for the three-month period ended April 30, 2007.

“Decreased traffic on the highways as a result of higher fuel costs impacted our retail merchandise and food sales,” said Michael L. Bowlin, Chairman, President and Chief Executive Officer.  “The nation continues to experience a general slowing of economic strength created by the rising cost of fuel.  We will focus on our ability to effectively manage our travel centers and to control cost of sales through volume purchasing that provides improved margins.  In addition, we will continue to improve inventory control through our proprietary software.”

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Bowlin Travel Centers Reports Results for First Quarter of Fiscal Year 2009
June 10, 2008

The Company operates full-service travel centers and restaurants that offer brand name food and gasoline, and a unique variety of Southwestern merchandise to the traveling public in New Mexico and Arizona.

Visit our web site at:         www.bowlintc.com

Certain statements contained herein with respect to factors which may affect future earnings, including management’s beliefs and assumptions based on information currently available, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.   Such forward-looking statements that are not historical facts involve risks and uncertainties, and results could vary materially from the descriptions contained herein.  For more details on risk factors, see the company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW:

Bowlin Travel Centers Reports Results for First Quarter of Fiscal Year 2009
June 10, 2008

The following tables outline the company's financial results for the first quarter of fiscal 2009.

Condensed Balance Sheets and Statements of Income

BALANCE SHEETS
(in thousands)

	April 30, 2008 (Unaudited)	January 31, 2008 (Audited)

Assets

Cash and cash equivalents	$1,473	$1,899

Marketable securities	2,500	2,300

Other current assets	4,132	4,047

Total Current Assets	8,105	8,246

Property and equipment, net	9,733	9,855

Assets held for sale	1,117	1,123

Other assets	623	638

Total Assets	$19,578	$19,862

Liabilities and Shareholders’ Equity

Current liabilities	$1,409	$1,541

Long-term debt	4,544	4,577

Deferred income taxes	616	639

Total Liabilities	6,569	6,757

Shareholders’ equity	13,009	13,105

Total Liabilities and Shareholders’ Equity	$19,578	$19,862

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Bowlin Travel Centers Reports Results for First Quarter of Fiscal Year 2009
June 10, 2008

CONDENSED STATEMENTS OF INCOME
(in thousands, except share and per share data)
	THREE MONTHS ENDED April 30,
	2008	2007

Net sales	$6,579	$6,677

Cost of goods sold	(4,790)	(4,586)

General and administrative expenses	(1,722)	(1,815)

Depreciation and amortization	(210)	(194)

Income (loss) from continuing operations	(143)	82

Interest expense	(68)	(76)

Other non-operating income, net	82	104

Income (loss) from continuing operations before income taxes	(129)	110

Income tax expense (benefit)	47	(57)

Income (loss) from continuing operations	(82)	53

Loss from discontinued operations	(14)	(45)

Net income (loss)	$(96)	$8

Earnings per share:

Basic and diluted; continuing operations	$(0.018)	$0.012

Basic and diluted; discontinued operations	$(0.003)	$(0.010)

Basic and diluted; net income (loss)	$(0.021)	$0.002

Weighted average common shares outstanding	4,583,348	4,583,348

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